UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 13, 2013

International Paper Company

(Exact name of registrant as specified in its charter)

Commission file number 1-3157

New York	13-0872805
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 419-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On May 13, 2013, the shareowners of International Paper Company (the “Company”) approved an amendment (the “Charter Amendment”) to the Company’s Restated Certificate of Incorporation to permit shareowners to act by written consent by the same approval threshold that would be applicable if the action were taken at an annual or special meeting of shareowners. The Charter Amendment and a corresponding amendment (the “By-Law Amendment”) to the Company’s By-Laws also provide for certain procedural limitations around consent solicitations in order to protect all of the Company’s shareowners. The By-Law Amendment was previously approved by the Board subject to shareowner approval of the Charter Amendment. The Charter and By-Law Amendments became effective as of May 17, 2013, upon the filing of the Company’s Restated Certificate of Incorporation (reflecting the Charter Amendment) with the Secretary of State of the State of New York pursuant to Section 807 of the New York Business Corporation Law.

A summary of the Charter and By-Law Amendments was included as part of Item 3 in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 11, 2013. The summary contained in the proxy statement is qualified by and subject to the full text of the Company’s Restated Certificate of Incorporation, as adopted and effective as of May 17, 2013 (reflecting the Charter Amendment), and By-Laws, as amended through May 17, 2013 (reflecting the By-Law Amendment), which are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The Company held its annual meeting of shareowners on May 13, 2013.

(b) Of the 443,664,987 shares outstanding on the record date and entitled to vote at the meeting, 400,123,810 shares were present at the meeting in person or by proxy, constituting a quorum of 90 percent. The shareowners of the Company’s common stock considered and voted upon four Company proposals and one shareowner proposal at the meeting.

Item 1 – Company Proposal to Elect Ten Directors

The holders of the common stock of the Company elected each of the following nominees as directors, to serve a term of one year ending the earlier of (i) the Company’s 2014 annual meeting of shareowners and the date a qualified successor has been elected, or (ii) death, resignation or retirement. The directors were elected by the following count:

Directors	For	Against	Abstain	Broker Non-Votes
David J. Bronczek	357,658,596	1,795,085	451,392	40,218,737

Ahmet C. Dorduncu	358,639,566	608,430	657,077	40,218,737

John V. Faraci	341,962,388	12,562,635	5,380,050	40,218,737

Ilene S. Gordon	351,840,727	7,588,418	475,928	40,218,737

Stacey J. Mobley	353,902,251	5,365,736	637,086	40,218,737

Joan E. Spero	358,023,380	1,409,805	471,888	40,218,737

John L. Townsend, III	357,409,283	1,906,328	589,462	40,218,737

John F. Turner	355,629,109	3,799,208	476,756	40,218,737

William G. Walter	356,687,925	2,645,508	571,640	40,218,737

J. Steven Whisler	358,673,903	624,900	606,270	40,218,737

Item 2 – Company Proposal to Ratify Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2013

The holders of the Company’s common stock ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2013 by the following count:

For	Against	Abstain	Broker Non-Votes
396,048,766	3,511,895	563,149	—

Item 3 – Company Proposal to Vote on an Amendment to the Company’s Restated Certificate of Incorporation Regarding Shareowner Action by Written Consent

The holders of the Company’s common stock approved an amendment to the Company’s Restated Certificate of Incorporation regarding shareowner action by written consent by the following count:

For	Against	Abstain	Broker Non-Votes
354,703,417	4,063,046	1,138,610	40,218,737

Item 4 – Company Proposal to Vote on a Non-Binding Resolution to Approve the Compensation of the Company’s Named Executive Officers

The holders of the Company’s common stock supported the non-binding resolution to approve the compensation of the Company’s named executive officers by the following count:

For	Against	Abstain	Broker Non-Votes
347,542,299	10,448,779	1,913,995	40,218,737

Item 5 – Shareowner Proposal Concerning a Policy on Accelerated Vesting of Equity Awards of Senior Executives Upon a Change in Control

The holders of the Company’s common stock did not approve the non-binding shareowner proposal concerning a policy on accelerated vesting of equity awards of senior executives upon a change in control. The count was as follows:

For	Against	Abstain	Broker Non-Votes
128,779,703	229,615,196	1,510,174	40,218,737

(c) Not applicable.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed as part of this Report.

Exhibit Number	Description

3.1	Restated Certificate of Incorporation.

3.2	By-Laws, as amended through May 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Paper Company

Date: May 17, 2013	By:	/s/ SHARON R. RYAN
		Name:	Sharon R. Ryan
		Title:	Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Restated Certificate of Incorporation.

3.2	By-Laws, as amended through May 17, 2013.

E-1